Exhibit 10.2

                             ESCO TECHNOLOGIES INC.
                          PERFORMANCE COMPENSATION PLAN
                          FOR CORPORATE, SUBSIDIARY AND
                       DIVISION OFFICERS AND KEY MANAGERS
                       ----------------------------------

                             Adopted August 2, 1993
                         Amended and Restated Effective
                              As of October 1, 1995
             Fifth Sentence of Section V Amended on November 9, 2000
              Restated on November 28, 2000 to Reflect Name Change
        Restated on November 25, 2002 to reflect changes to Sections VII,
                                   IX and XI-E


     I.  PURPOSE
         -------

          The purpose of this ESCO Technologies Inc. Performance Compensation Plan for Corporate, Subsidiary and Division Officers and Key Managers is to provide an annual incentive plan for selected corporate, subsidiary and division officers and key managers which is based upon their performance and the performance of the Company and its Subsidiaries and Divisions during a Fiscal Year. In particular, this plan is designed to (a) pay such employees a portion of their total compensation on the basis of their performance during a given Fiscal Year, (b) tie Subsidiary and Division management into Corporate performance objectives for a given fiscal year, and (c) stay competitive with general industry trends in executive compensation.

     II.       DEFINITIONS
               -----------
               The following words shall have the following meanings unless the context clearly requires otherwise:

               A. "Board of Directors" means the Board of Directors of ESCO Technologies Inc.

               B.  "Executive   Compensation   Executive"  means  the  Executive
          Compensation Executive of ESCO Technologies Inc. C. "Chief Executive Officer" means the Chief Executive Officer of ESCO Technologies Inc.

               D. "Committee" means the Human Resources and Ethics Committee of the Board of Directors of ESCO Technologies Inc. which is comprised of members who are not eligible to participate in the Plan.

               E.   "Company"   means  ESCO   Technologies   Inc.,   a  Missouri
          Corporation.

               F. "Division" means a division of the Company or of a Subsidiary.

               G. "Fiscal Year" means the fiscal year of the Company which is currently the twelve-month period ending September 30.

               H. "Participant" means an employee of the Company, a Subsidiary or a Division eligible to receive a Performance Compensation Award.

               I. "Performance Compensation Award" means the amount payable to a Participant under the Plan.

               J.  "Plan"  means  this  ESCO   Technologies   Inc.   Performance
          Compensation Plan for Corporate, Subsidiary and Division Officers and Key Managers.

               K. "Subsidiary" means any corporation or partnership more than 50% of which is owned directly or indirectly by the Company.

        III.   ELIGIBILITY
               -----------

               Participation in the Plan shall be limited to those employees of the Company, Subsidiaries and Divisions as the Committee shall determine upon recommendation by the Chief Executive Officer. Additions or deletions to the Plan during a Fiscal Year shall be made only in the event of an unusual circumstance, such as a promotion or new hire.

        IV.    DETERMINATION OF MINIMUM AMOUNT PAYABLE
               ---------------------------------------

               The Committee, after consultation with the Executive Compensation Executive, shall make a recommendation to the Board of Directors of the Company and to the Board of Directors of each Subsidiary of a minimum aggregate payment under the Plan to be made by each such employer for each Fiscal Year. The final determination of the minimum aggregate payment under the Plan for each Fiscal Year to be made by the Company and each Subsidiary shall be made by its respective Board of Directors prior to the end of such Fiscal Year.

        V.     DETERMINATION OF PERFORMANCE COMPENSATION AWARDS
               ------------------------------------------------

               As soon as practicable after the end of each Fiscal Year, Performance Compensation Awards for each Participant for such Fiscal Year shall be determined. The Chief Executive Officer shall submit proposed Performance Compensation Awards for each Participant to the Committee based upon that Participant's performance during the Fiscal Year; provided, that the Committee may, following such submission, consider the further recommendations of the Chief Executive Officer. Final determination of the amount of each Participant's Performance Compensation Award (if any) as well as the total payment under the Plan for each Fiscal Year shall be the responsibility of the Committee. Recommended Performance Compensation Awards to Participants may be denied, or adjusted upward or downward by the Committee, as, in the Committee's sole judgment, is prudent based upon its assessment of the Participant's performance and Corporate, Subsidiary or Division performance during the Fiscal Year. Performance Compensation Awards for some Participants may be based upon predetermined Subsidiary,
          Division or individual performance targets whereas Performance Compensation Awards for other Participants may be totally discretionary as determined by the Committee. However, total Performance Compensation Awards under the Plan shall be no less than the minimum determined by the Board of Directors of the Company and each Subsidiary in accordance with Section IV.

               Upon approval by the Committee, the Executive Compensation Executive shall make arrangements to ensure that each Participant is notified of the amount of his or her Performance Compensation Award.

        VI.    MANNER OF AND TIME FOR PAYMENTS.
               --------------------------------

               Performance Compensation Awards will normally be paid in cash by November 30th following the end of each Fiscal Year. However, each Participant shall have the right to elect to defer all or part of his or her payment under the Award until the following January. Such election must be made no later than the December 31st of the Fiscal Year with respect to which the Performance Compensation Award is granted by filing with the Executive Compensation Executive an executed form supplied by the Company. Except in the case of hardship described below, such election may only be revoked prior to the December 31st of the Fiscal Year with respect to which the Performance Compensation Award is granted. All elections (or revocations)
          hereunder must be made by filing with the Executive Compensation Executive an executed form supplied by the Company.

               An election to defer a Performance Compensation Award may impact the calculation of a Participant's pension benefit because the calculation of such benefit is based on the average compensation received during the period used to calculate pension benefits (e.g., highest five years of earnings).

               The Committee may direct, upon a showing of an emergency beyond the Participant's control which results in severe financial hardship, that a Participant who has elected to defer payment until the following January receive so much of his or her payment prior to such time as will enable the Participant to meet such emergency.

        VII.   DESIGNATION OF BENEFICIARY
               --------------------------

               If a Participant dies prior to receiving the entire amounts due under the Plan, the unpaid amounts will be paid in a lump sum to his or her beneficiary within 90 days after the end of the Fiscal Year in which his death occurs.

               Each Participant shall have the right to designate a beneficiary, and to change such beneficiary from time to time, by filing a request in writing with the Executive Compensation Executive. In the event the Participant shall not have so designated a beneficiary, or in the event a beneficiary so designated shall predecease the Participant, the amounts otherwise payable to such beneficiary shall be paid to the person in, or divided equally among, the first of the following classes of successive preference beneficiaries in which there shall be any person surviving such Participant:

                      (a)    the Participant's spouse
                      (b)    the Participant's children
                      (c)    the Participant's executors or administrators.

               The share payable to any minor pursuant to the provisions hereof may be paid to such adult or adults as, in the opinion of the Executive Compensation Executive, have assumed the custody and principal support of such minor.


        VIII.  ADMINISTRATION OF THE PLAN
               --------------------------

               The overall administration and control of the Plan, including final determination of Performance Compensation Awards to each Participant is the responsibility of the Committee. The Executive Compensation Executive shall be responsible for implementing the actions required under the Plan.

        IX.    VESTING
               -------

               A Participant must be in the employ of the Company, Subsidiary or Division through the last day of the Fiscal Year with respect to which a Performance Compensation Award is granted in order to be considered for the grant of such an Award by the Committee. Such Participant must also (subject to specific Committee action to the contrary as hereinafter set forth in this Section IX) be an employee of the Company, Subsidiary or Division on the date the award is payable pursuant to Section VI hereof. The final determination as to Awards to be granted, and if so, the amount of such Awards, shall be made by the Committee. Notwithstanding any other provision hereof, and in accordance with this Section IX, in the event a Participant terminates or is terminated by the Company, Subsidiary or Division, before or after the end of the Fiscal Year for any reason, including, but not limited to, retirement, disability, or death, the Committee shall have the sole discretion as to whether any such Award shall be granted, and, if so, the amount of such Award and the time such Award shall be paid.

          X.   AMENDMENT OR TERMINATION
               ------------------------

               The Plan may be amended or terminated at any time by action of the Committee.

          XI.  MISCELLANEOUS
               -------------

               A. All payments under the Plan shall be made from the general assets of the Company, Subsidiary or Division. To the extent any person acquires a right to receive payments under the Plan, such right shall be no greater than that of an unsecured general creditor of the Company, Subsidiary or Division.

               B. Nothing contained in the Plan and no action taken pursuant thereto shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company, a Subsidiary or Division and any other person.

               C. No amount payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, either voluntary or involuntary, and any attempt to so alienate, anticipate, sell, transfer, assign, pledge, encumber or charge the same shall be null and void. No such amount shall be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are or may be payable.

               D. Nothing contained in the Plan shall be construed as conferring upon any Participant the right to continue in the employ of the Company, Subsidiary or Division nor to limit the right of his or her employer to discharge the Participant at any time, with or without cause.

               E. The Plan shall be construed and administered in accordance with the laws of the State of Missouri, without regard to the principles of conflicts of law which might otherwise apply.